As filed with the Securities and Exchange Commission on June 29, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IBERIABANK Corporation (Exact name of registrant as specified in its charter)	Louisiana (State or other jurisdiction of incorporation or organization)	72-1280718 (I.R.S. Employer Identification No.)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Daryl G. Byrd

President and Chief

Executive Officer

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Name, address, including zip code,

and telephone number, including

area code, of agent for service)

Copy to: Edward B. Crosland, Jr., Esq. Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 2600 Virginia Avenue, Suite 1113 Washington, DC 20037-1992 (202) 944-1100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 par value
Serial Preferred Stock, $1.00 par value
Depositary Shares(2)
Rights
Warrants
Units(3)
TOTAL	$	$	$ (4)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.
(2)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of serial preferred stock, and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, which may or may not be separable from one another.
(4)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this registration statement.

PROSPECTUS

Common Stock
Serial Preferred Stock
Depositary Shares
Rights
Warrants
Units

The securities listed above may be offered and sold by us and/or by one or more selling security holders to be identified in the future. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any shares of securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “IBKC.”

You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

The date of this prospectus is June 29, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any or all of these securities or any combination of rights, units, warrants, preferred stock, depositary shares and common stock, in one or more offerings. The preferred stock, warrants, and rights may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of us or debt or equity securities of one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the United States Securities and Exchange Commission’s internet website at http://www.sec.gov or at its office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

In this prospectus, the terms “we,” “us,” and “our” refer to IBERIABANK Corporation and our subsidiaries.

RISK FACTORS

An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, DC, as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 000-25756). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or the applicable prospectus supplement or incorporated by reference in this prospectus. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporated by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (filed on March 16, 2009);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (filed on May 11, 2009);

•

Our Current Reports on Form 8-K dated January 12, 2009 (filed on January 15, 2009), February 16, 2009 (filed on February 19, 2009), February 26, 2009 (filed on February 27, 2009), March 31, 2009 (filed on March 31, 2009, and amended on April 3, 2009), April 22, 2009 (filed on April 24, 2009), April 27, 2009 (filed on April 28, 2009), May 20, 2009 (filed on May 20, 2009), May 26, 2009 (filed on May 27, 2009), and June 15, 2009 (filed on June 17, 2009); and

•	The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A, filed on March 28, 1995.

Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering (other than information in such additional documents that is deemed, under SEC rules, to have been furnished and not to have been filed). These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You can obtain any of the documents incorporated by reference from us, the SEC, or the SEC’s internet web site as described above. See “Where You Can Find More Information.” Documents incorporated by reference, including any exhibits specifically incorporated by reference therein, are available from us without charge. You may obtain copies of documents incorporated by reference without charge by requesting them in writing or by telephone from:

IBERIABANK Corporation

200 West Congress Street

Lafayette, LA 70501

Attention: George J. Becker III, Secretary

(337) 521-4003

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, the documents incorporated by reference into it, and any prospectus supplements that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “estimate,” “goal,” “assess,” “project,” “pro forma,” “believe,” “intend,” “plan,” “anticipate,” “expect,” “target,” “objective,” “assumption,” and similar words.

These forward-looking statements include:

•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off-balance sheet risk, and interest rate risk; and

•	statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of the recent subprime, consumer lending and credit market issues on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” sections contained in our reports to the SEC.

The cautionary statements in this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus or any prospectus supplement, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

OUR COMPANY

IBERIABANK Corporation

IBERIABANK

IBERIABANK fsb

IBERIABANK Corporation, a Louisiana corporation, is a multi-bank financial holding company with 152 combined offices, including 90 bank branch offices in Louisiana, Arkansas and Tennessee, 26 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 35 locations in eight states. As of March 31, 2009, we had consolidated assets of $5.5 billion, total deposits of $4.1 billion and shareholders’ equity of $655.6 million.

Our principal executive office is located at 200 West Congress Street, Lafayette, Louisiana, and the telephone number at that office is (337) 521-4003. Our internet website is located at http://www.iberiabank.com.

Subsidiaries

IBERIABANK Corporation is the holding company for IBERIABANK, a Louisiana banking corporation headquartered in Lafayette, Louisiana; IBERIABANK fsb, a federal savings bank headquartered in Little Rock, Arkansas, and Lenders Title Company, an Arkansas-chartered title insurance and closing services agency headquartered in Little Rock, Arkansas.

IBERIABANK has four active, wholly-owned non-bank subsidiaries, Iberia Financial Services, LLC; IBERIABANK Insurance Services; IBERIABANK Asset Management, Inc.; and Acadiana Holdings, LLC. Iberia Financial Services manages the brokerage services offered by IBERIABANK. At March 31, 2009, IBERIABANK’s equity investment in Iberia Financial Services was $2.2 million, and Iberia Financial Services had total assets of $2.7 million. IBERIABANK Insurance Services is a licensed insurance agency and facilitates the receipt of insurance commissions from the sale of variable annuities, life, health, dental and accident insurance products. At March 31, 2009, IBERIABANK’s equity investment in IBERIABANK Insurance Services was $0.1 million, and IBERIABANK Insurance Services had total assets of $0.2 million. Acadiana Holdings owns and operates a commercial office building that also serves as IBERIABANK Corporation’s headquarters and IBERIABANK’s main office. At March 31, 2009, IBERIABANK’s equity investment in Acadiana Holdings was $9.8 million, and Acadiana Holdings had total assets of $10.8 million. IBERIABANK Asset Management provides wealth management services to high net worth individuals, pension funds, corporations and trusts. IBERIABANK’s equity investment in IBERIABANK Asset Management was $10.8 million at March 31, 2009.

IBERIABANK fsb has two active, wholly-owned non-bank subsidiaries, IBERIABANK Mortgage Company and P.F. Services, Inc. IBERIABANK Mortgage offers one-to-four family residential mortgage loans in Louisiana, Arkansas, Tennessee, Mississippi, Oklahoma, Texas, Missouri and Illinois. At March 31, 2009, IBERIABANK fsb’s equity investment in IBERIABANK Mortgage was $24.9 million, and IBERIABANK Mortgage had total assets of $99.4 million. IBERIABANK fsb’s equity investment in P.F. Services, inc. was $0.3 million, and P.F. Services, Inc. had total assets of $0.3 million at March 31, 2009.

Lenders Title provides a full line of title insurance and loan closing services for both residential and commercial customers in locations throughout Arkansas. Lenders Title has two active, wholly-owned subsidiaries, Asset Exchange, Inc. and United Title of Louisiana, Inc. Asset Exchange, Inc. provides qualified intermediary services to facilitate Internal Revenue Code Section 1031 tax deferred exchanges. At March 31, 2009, Lenders Title’s equity investment in Asset Exchange, Inc. was less than $0.1 million, and Asset Exchange, Inc. had total assets of $0.3 million. United Title provides a full line of title insurance and loan closing services for both residential and commercial customers in locations throughout Louisiana. At March 31, 2009, Lenders Title’s equity investment in United Title was $0.7 million, and United Title had total assets of $6.3 million.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities. Our general corporate purposes may include:

•	financing possible acquisitions of failed institutions from the Federal Deposit Insurance Corporation;

•	financing possible acquisitions of other financial institutions in negotiated transactions;

•	financing acquisitions of branches from other financial institutions in negotiated transactions;

•	financing acquisitions of other businesses that are related to banking, or diversification into other banking-related businesses;

•	extending credit to, or funding investments in, our subsidiaries;

•	repurchasing our outstanding capital stock; and

•	repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise. We intend to use the net proceeds from sales of the securities in the manner and for the purpose set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2008 and each of the three-month periods ended March 31, 2009 and 2008 are as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:
Including interest on deposits	1.55x	1.57x	1.44x	1.42x	1.68x	1.60x	2.16x
Excluding interest on deposits	3.13x	3.20x	2.84x	2.70x	4.21x	3.18x	4.90x
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	1.36x	1.57x	1.44x	1.42x	1.68x	1.60x	2.16x
Excluding interest on deposits	2.03x	3.20x	2.84x	2.70x	4.21x	3.18x	4.90x

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before taxes; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest and debt expenses, including interest on deposits, and, in the second alternatives shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

We had shares of preferred stock outstanding in the three months ended March 31, 2009. All of the preferred shares were redeemed by us on March 31, 2009. No shares of preferred stock are currently outstanding.

DESCRIPTION OF IBERIABANK CORPORATION CAPITAL STOCK

In this section, we describe the material features and rights of IBERIABANK Corporation capital stock. This summary is qualified in its entirety by reference to applicable Louisiana law and IBERIABANK Corporation’s articles of incorporation and bylaws. See “Where You Can Find More Information” on page 1.

General

IBERIABANK Corporation is authorized to issue 25,000,000 shares of common stock, having a par value of $1.00 per share, and 5,000,000 shares of serial preferred stock, having a par value of $1.00 per share, none of which preferred stock is issued or outstanding. Each share of IBERIABANK Corporation common stock has the same relative rights as, and is identical in all respects to, each other share of IBERIABANK Corporation common stock.

As of June 24, 2009, there were 16,141,558 shares of common stock of IBERIABANK Corporation outstanding, 1,535,101 shares of common stock of IBERIABANK Corporation were held in treasury and 1,484,974 shares of common stock of IBERIABANK Corporation were reserved for issuance pursuant to IBERIABANK Corporation’s employee benefit and stock option plans.

Common Stock

Dividends. Subject to certain regulatory restrictions, IBERIABANK Corporation can pay dividends from funds legally available if, as and when declared by its board of directors. Funds for IBERIABANK Corporation dividends are generally provided through dividends from IBERIABANK and IBERIABANK fsb. Payments of dividends by IBERIABANK and IBERIABANK fsb are subject to limitations that are imposed by law and applicable regulations. The holders of common stock of IBERIABANK Corporation are entitled to receive and share equally in such dividends as may be declared by the board of directors of IBERIABANK Corporation out of funds legally available therefore. If IBERIABANK Corporation issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of IBERIABANK Corporation possess exclusive voting rights in IBERIABANK Corporation. They elect the IBERIABANK Corporation board of directors and act on such other matters as are required to be presented to them under Louisiana law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If IBERIABANK Corporation were to issue preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of IBERIABANK and/or IBERIABANK fsb, IBERIABANK Corporation, as holder of the subsidiaries’ capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of IBERIABANK and IBERIABANK fsb (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to eligible account holders of IBERIABANK fsb, all assets of IBERIABANK and IBERIABANK fsb available for distribution. In the event of liquidation, dissolution or winding up of IBERIABANK Corporation, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of IBERIABANK Corporation available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the IBERIABANK Corporation common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of IBERIABANK Corporation common stock are not entitled to preemptive rights with respect to any shares that may be issued. The IBERIABANK Corporation common stock is not subject to redemption.

Preferred Stock

Shares of IBERIABANK Corporation preferred stock may be issued with such designations, powers, preferences and rights as the IBERIABANK Corporation board of directors may from time to time determine. The IBERIABANK Corporation board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.

RIGHTS OF IBERIABANK CORPORATION SHAREHOLDERS

IBERIABANK Corporation is a Louisiana corporation governed by the Louisiana Business Corporation Law and IBERIABANK Corporation’s articles of incorporation and bylaws. The following discussion is necessarily general; it is not intended to be a complete statement of all the rights of IBERIABANK Corporation shareholders, and it is qualified in its entirety by reference to the Louisiana Business Corporation Law and the Delaware General Corporation Law, as well as to IBERIABANK Corporation’s articles of incorporation and bylaws.

Authorized Capital Stock

IBERIABANK Corporation’s articles of incorporation authorize the issuance of 25,000,000 shares of common stock, par value $1.00 per share, of which 16,141,558 shares were issued and outstanding and 1,535,101 were held in treasury as of June 24, 2009, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued or outstanding. Holders of IBERIABANK Corporation common stock are entitled to one vote per share for all purposes. They are entitled to such dividends, if any, as may be declared by the board of directors in compliance with the provisions of the Louisiana Business Corporation Law and the regulations of the appropriate regulatory authorities and to receive the net assets of the corporation upon dissolution. IBERIABANK Corporation shareholders do not have any preemptive rights with respect to any conversion, redemption or sinking fund provision. IBERIABANK Corporation shareholders do not have cumulative voting rights in the election of directors.

IBERIABANK Corporation’s board of directors may authorize the issuance of authorized but unissued shares of IBERIABANK Corporation’s common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations.

The authorized but unissued shares of IBERIABANK Corporation common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of IBERIABANK Corporation. In addition, the sale of a substantial number of shares of IBERIABANK Corporation common stock to persons who have an understanding with IBERIABANK Corporation concerning the voting of such shares, or the distribution or declaration of a common stock dividend to IBERIABANK Corporation shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of IBERIABANK Corporation.

Amendment of Articles of Incorporation and Bylaws

No amendment to the articles of incorporation of IBERIABANK Corporation will be made unless it is first approved by a majority of the board of directors and thereafter by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof, is required to amend charter provisions relating to the number, nomination, election and removal of directors; preemptive rights; personal liability, indemnification, advancement of expenses and other rights of officers, directors, employees and agents; meetings of shareholders and shareholder proposals; and amendment of the articles and bylaws.

The articles of incorporation of IBERIABANK Corporation provide that the board of directors or shareholders may amend the bylaws. Action by the board requires the affirmative vote of a majority of the directors then in office. Action by the shareholders requires the affirmative vote of a majority of the shares, as well as any additional vote of preferred stock if then issued and outstanding; provided that the affirmative vote of 75% of the shares is required to amend bylaws relating to meetings of the board of directors.

Directors and Absence of Cumulative Voting

IBERIABANK Corporation’s articles of incorporation provide that the number of directors shall be as specified in the bylaws. Currently, the bylaws specify 10 members. Directors are divided into three classes as nearly equal in number as possible, with each class elected to a staggered three-year term. The directors do not need to be shareholders of IBERIABANK Corporation.

There is no cumulative voting on directors. With cumulative voting, a shareholder has the right to cast a number of votes equal to the total number of such holder’s shares multiplied by the number of directors to be elected. The shareholder has the right to cast all of such holder’s votes in favor of one candidate or to distribute such holder’s votes in any manner among any number of candidates. Directors are elected by a plurality of the total votes cast by all shareholders. With cumulative voting, it may be possible for minority shareholders to obtain representation on the board of directors. Without cumulative voting, the holders of more than 50% of the shares of IBERIABANK Corporation common stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining common stock effectively may not be able to elect any person to the board of directors. The absence of cumulative voting, therefore, could make it more difficult for a shareholder who acquires less than a majority of the shares of common stock to obtain representation on IBERIABANK Corporation’s board of directors.

The provisions regarding election of IBERIABANK Corporation directors are designed to protect the ability of the board of directors to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the company by making it more difficult and time-consuming to change majority control of the board, even if holders of a majority of the capital stock believes that a change in the composition of the board is desirable. The general effect of these provisions will be to require at least two (and possibly three) annual shareholders’ meetings, instead of one, to change control of the board. These requirements are intended to help ensure continuity and stability of management and policies and facilitate long-range planning.

The bylaws of IBERIABANK Corporation provide generally that vacancies on the board of directors (including any vacancy resulting from an increase in the authorized number of directors, or from the failure of the shareholders to elect the full number of authorized directors) may be filled by the affirmative vote of a majority of the remaining directors for an unexpired term; provided that the shareholders will have the right at any special meeting called for that purpose prior to an action by the board of directors to fill the vacancy.

Removal of Directors

IBERIABANK Corporation’s articles of incorporation provide that any director may be removed without cause upon the affirmative vote of the holders of not less than 75% of the outstanding shares of IBERIABANK Corporation entitled to vote and may be removed with cause upon the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Cause for removal shall exist only if the director has been either declared incompetent by court order, convicted of a felony or an offense punishable by imprisonment for a term of more than one year, or deemed liable for gross negligence or misconduct in the performance of the director’s duties.

Limitations on Director Liability

IBERIABANK Corporation’s articles of incorporation provide that a director or officer of the company will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of the company’s directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to the company or its shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

Indemnification

The Louisiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	the director or officer reasonably believed such conduct was in, or not opposed to, the corporation’s best interest; and

•	in connection with any criminal action or proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

However, the Louisiana Business Corporation Law provides that directors or officers may not be indemnified if they are held liable for willful or intentional misconduct in the performance of their duties to the corporation, unless a court determines that the director is entitled to indemnity for expenses which the court deems proper.

The Louisiana Business Corporation Law also permits a Louisiana corporation, in its articles of incorporation, to limit the personal liability of its directors and officers in actions brought on behalf of the corporation or its shareholders for monetary damages, with certain exceptions, as a result of a director’s or officer’s acts or omissions while acting in a capacity as a director or officer.

IBERIABANK Corporation’s articles of incorporation provide that the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the company, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the board of directors, provided that the indemnified person undertakes to repay the company if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in the articles of incorporation are not exclusive of any other rights which may be available under the bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the articles of incorporation authorize the company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, whether or not the company would have the power to provide indemnification to such person. By action of the board of directors, the company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the articles of incorporation and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the company to attract and retain the best personnel available.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling IBERIABANK Corporation pursuant to the foregoing provisions, IBERIABANK Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Special Meetings of Shareholders

Special meetings of the shareholders may be called only by the board of directors, chairman of the board, president or holders of at least 50% of the shares entitled to vote.

Consent of Shareholders

Under Louisiana law, the consent in writing of shareholders to authorize corporate action, signed by all of the shareholders having voting power on the particular question, is sufficient for the purpose, without necessity for a meeting of shareholders.

Shareholder Nominations

IBERIABANK Corporation’s articles of incorporation establish advance notice requirements for shareholder proposals and the nomination (other than by or at the direction of IBERIABANK Corporation’s board of directors or one of its committees) of candidates for election as directors. A shareholder of IBERIABANK Corporation wishing to nominate a person as a candidate for election to the board of directors must submit the nomination in writing at least 60 days before the one year anniversary of the most recent annual meeting of shareholders, together with (a) as to each person the shareholder proposes to nominate, and as to the shareholder submitting the notice, (i) their names, ages, business and residence addresses, (ii) principal occupation or employment, (iii) stockholdings, and (iv) other information required by Securities and Exchange Commission proxy rules; and (b) to the extent known, (i) the name and address of other shareholders supporting the nominee(s), and (ii) their stockholdings. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting that is not intended to be included in the proxy statement for the meeting must notify IBERIABANK Corporation in writing at least 60 days before the one year anniversary of the most recent annual meeting of the shareholder’s intention. The notice must contain: (a) a brief description of the proposal, (b) the name, address and stockholdings of the shareholder submitting the proposal and other shareholders supporting the proposal, and (c) any financial interest of the shareholder in the proposal.

In accordance with SEC Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by IBERIABANK Corporation at least 120 days before the anniversary of the date that previous year’s proxy statement was first mailed to shareholder. As provided in SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before IBERIABANK Corporation begins to mail its proxy materials.

The procedures regarding shareholder nominations provide IBERIABANK Corporation’s board of directors with sufficient time and information to evaluate a shareholder nominee to the board and other relevant information, such as existing shareholder support for the nominee. The procedures, however, provide incumbent directors advance notice of a dissident slate of nominees for directors, and make it easier for the board to solicit proxies resisting shareholder nominees. This may make it easier for incumbent directors to retain their status as directors, even when certain shareholders view the shareholder nominations as in the best interests of IBERIABANK Corporation or its shareholders.

Business Combinations and Control Share Acquisitions

The Louisiana Fair Price Statute is intended to deter the use of “two-tier” tender offers in which a hostile acquirer obtains a controlling interest in a Louisiana corporation at a premium price and subsequently seeks to “squeeze out” the remaining shareholders at a lower price or for a less attractive form of consideration. Under the statue, a merger or certain other “business combinations” involving a beneficial owner of 10% or more of the corporation’s outstanding shares (an “Interested Shareholder”) must be recommended by the board of directors and approved by both (i) 80% of the corporation’s total voting power and (ii) two-thirds of the corporation’s total voting power, excluding the shares held by the Interested Shareholder. These approval requirements do not apply if (i) the business combination is approved by the board of directors before the Interested Shareholder first obtains such status or (ii) the business combination satisfies certain minimum price, form of consideration and procedural requirements.

The Louisiana Business Corporation Law also sets forth certain procedures applicable to control share acquisitions with respect to Louisiana corporations. These provisions generally remove the voting rights of shares acquired by a shareholder whose ownership reaches certain stock ownership thresholds unless the remaining shareholders reinstate such voting rights.

A Louisiana corporation may elect to opt out of the business combination and control share acquisition provisions referenced above by providing in its articles of incorporation that the provisions shall not apply to the corporation. Because the articles of incorporation of IBERIABANK Corporation do not expressly opt out of these provisions, the business combination and control share acquisition provisions apply to IBERIABANK Corporation.

Dissenters’ Rights

The Louisiana Business Corporation Law provides that if a Louisiana corporation, by vote of its shareholders, authorizes a sale, lease or exchange of all of its assets, or, by vote of its shareholders, becomes a party to a merger or consolidation, then, unless such authorization or action shall be given or approved by at least 80% of the total voting power, a shareholder who votes against the corporate action has the right to dissent. The right to dissent, however, generally does not exist in the case of: a sale pursuant to an order of a court; a sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders within one year after the date of the sale; or shareholders holding shares of any class of stock which, at the record date, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

Shareholders’ Rights to Examine Books and Records

Pursuant to the Louisiana Business Corporation Law, upon written notice of a demand to inspect corporate records, a person or group of persons that has been a shareholder or shareholders of record of at least 5% of the outstanding shares of any class for at least six months (individually or jointly) is entitled to inspect records and accounts at any reasonable time and for any proper and reasonable purpose. If IBERIABANK Corporation refuses to permit the inspection, the shareholder may file a civil action requesting a court order to permit inspection. The court will grant the order if it finds the shareholder qualified and is requesting the records for a proper and reasonable purpose.

Dividends

Pursuant to the Louisiana Business Corporation Law, a board of directors may from time to time make distributions to its shareholders out of the surplus of the corporation, or, if no surplus is available, out of the corporation’s net profits for the current or preceding fiscal year, or both. No dividend may be paid out of surplus if: (i) the corporation is insolvent or would thereby be made insolvent; or (ii) when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation. No dividend may be paid out of profits if: (i) the liabilities of the corporation exceed its assets, or the net assets are less than the aggregate amount payable on liquidation upon any shares which have a preferential right to participate in the assets upon liquidation; or (ii) the assets would be reduced below the liabilities, or the net assets would be reduced below the aggregate amount payable on liquidation upon issued shares which have a preferential participation right on liquidation; (iii) the corporation would be unable to pay its obligations to creditors as they become due in the ordinary course of business; (iv) the highest liquidation preferences of shares entitled to such preference over the shares receiving the dividend would exceed the corporation’s net assets; or (v) the payment of the dividend would be contrary to any provision of the corporation’s articles of incorporation. Substantially all of the funds available for the payment of dividends by IBERIABANK Corporation are also derived from its subsidiary depository institutions, and there are various statutory and regulatory limitations on the ability of such subsidiaries to pay dividends to IBERIABANK Corporation.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our depositary shares, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

Depositary Shares

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in serial preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in serial preferred stock and would be represented by a depositary receipt.

The serial preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of serial preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the serial preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depository receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement and any other offering material in their entirety.

Rights

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of commons tock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We or any selling security holders identified in the applicable prospectus supplement may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including;

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwrites may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered from time to time under this prospectus will be passed upon by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP, Washington, DC. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2008 and 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Castaing, Hussey & Lolan, LLC, independent registered public accounting firm, has audited our consolidated statements of income, shareholders’ equity, and cash flows for the year ended December 31, 2006, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated statements of income, shareholders’ equity and cash flows for the year ended December 31, 2006, are incorporated by reference in reliance on Castaing, Hussey & Lolan, LLC’s report, given on their authority as experts in accounting and auditing.

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1*	Form of Underwriting Agreement for common stock, serial preferred stock, depositary shares, rights, warrants or units.

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated February 16, 2009 (filed on February 19, 2009).

4.1*	Form of Deposit Agreement, including form of Depositary Receipt.

4.2*	Form of Rights Agreement.

4.3*	Form of Warrant Agreement, including form of Warrant Certificate.

4.4*	Form of Unit Certificate.

4.5*	Form of Preferred Stock Certificate.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Changes.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Castaing, Hussey & Lolan, LLC.

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney with respect to directors of the registrant (included on the signature page of this registration statement).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated fees and expenses (other than underwriting discounts and commissions) payable by us in connection with the offerings described in this registration statement are as follows:

SEC registration fee	$(1)
Printing costs	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Blue Sky fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r).
(2)	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 83 of the Louisiana Business Corporation Law (the “LBCL”) gives Louisiana corporations broad powers to indemnify their present and former directors, officers, agents and employees and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are, or might be, made parties by reason of being, or having been, such directors, officers, agents or employees; subject to specific conditions and exclusions, gives a director, officer, agent or employee who successfully defends an action the right to be so indemnified, and in some cases permits even those who unsuccessfully defend actions to be so indemnified; and authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, authorization of shareholders or otherwise.

In accordance with the LBCL, Article 8 of the Articles of Incorporation of IBERIABANK Corporation (the “Corporation”) provides as follows:

Article 8. Personal Liability, Indemnification, Advancement of Expenses and Other Rights of Officers, Directors, Employees and Agents.

A.     Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited.

B.     Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

C.     Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

D.     Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

E.     Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

F.     Security Fund. Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

G.     Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

H.     Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

The foregoing discussion of our Articles of Incorporation and the LBCL is not intended to be exhaustive and is qualified in its entirety by our Articles of Incorporation and the LBCL, respectively.

We have entered into indemnification agreements with three of our executive officers, Daryl G. Byrd, Michael J. Brown and Michael A. Naquin, providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers. Following a change in control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential change in control, we must create a trust for the benefit of the indemnitees, which upon a change in control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) If the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IBERIABANK Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on June 29, 2009.

IBERIABANK CORPORATION

By:	/S/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Daryl G. Byrd and Anthony J. Restel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/S/ DARYL G. BYRD Daryl G. Byrd	President, Chief Executive Officer and Director	June 29, 2009

/S/ ANTHONY J. RESTEL Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer	June 29, 2009

/S/ JEFFREY A. POWELL Jeffrey A. Powell	Executive Vice President and Chief Accounting Officer	June 29, 2009

/S/ ELAINE D. ABELL Elaine D. Abell	Director	June 29, 2009

/S/ HARRY V. BARTON, JR. Harry V. Barton, Jr.	Director	June 29, 2009

/S/ ERNEST P. BREAUX, JR. Ernest P. Breaux, Jr.	Director	June 29, 2009

Signatures	Title	Date

/s/ JOHN N. CASBON John N. Casbon	Director	June 29, 2009

/s/ WILLIAM H. FENSTERMAKER William H. Fenstermaker	Chairman of the Board	June 29, 2009

/s/ JEFFERSON G. PARKER Jefferson G. Parker	Director	June 29, 2009

O. Miles Pollard, Jr.	Director	, 2009

E. Stewart Shea III	Director	, 2009

/s/ DAVID H. WELCH David H. Welch	Director	June 29, 2009